Exhibit 99.1

ACQUIRED AMEDISYS SUBSIDIARIES
ABBREVIATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2024 (Audited)

ACQUIRED AMEDISYS SUBSIDIARIES

INDEX TO ABBREVIATED FINANCIAL STATEMENTS

Page
Report of Independent Certified Public Accountants	3
Abbreviated Financial Statements:
Statement of Revenue and Direct Expenses for the year ended December 31, 2024 (Audited)	5
Statement of Assets Acquired and Liabilities Assumed as of December 31, 2024 (Audited)	6
Notes to Abbreviated Financial Statements	7

INDEPENDENT AUDITOR’S REPORT

To the Audit Committee of The Pennant Group, Inc.

Opinion

We have audited the abbreviated financial statements of Acquired Amedisys Subsidiaries (the “Company”), which comprise the statement of assets acquired and liabilities assumed as of December 31, 2024, the related statement of revenues and direct expenses for the year then ended, and the related notes to the abbreviated financial statements (collectively referred to as the "financial statements").

In our opinion, the accompanying financial statements present fairly, in all material respects, the assets acquired and liabilities assumed of the Company as of December 31, 2024, and its revenues and direct expenses for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

As discussed in Note 1 to the financial statements, the financial statements have been prepared for the purposes of complying with the rules and regulations of the U.S. Securities and Exchange Commission and are not intended to be a complete presentation of the Company’s financial position or results of operations. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, MN
December 16, 2025

ACQUIRED AMEDISYS SUBSIDIARIES
ABBREVIATED FINANCIAL STATEMENTS
STATEMENT OF REVENUE AND DIRECT EXPENSES
(in thousands)

Year Ended December 31, 2024

Revenue	$79,743

Direct expenses
Cost of services	63,612
Rent—cost of services	1,259
Depreciation and amortization	339
Total direct expenses	65,210
Revenue less direct expenses	$14,533

The accompanying notes are an integral part of these abbreviated financial statements.

ACQUIRED AMEDISYS SUBSIDIARIES
ABBREVIATED FINANCIAL STATEMENTS
STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
(in thousands)

December 31, 2024
Assets acquired
Current assets:
Accounts receivable	$10,077
Prepaid expenses and other current assets	9
Total current assets	10,086
Property and equipment, net	289
Operating lease right-of-use assets	2,516
Restricted and other assets	10
Indefinite-lived intangibles	2,332
Total assets acquired	$15,233
Liabilities assumed
Current liabilities:
Accrued wages and related liabilities	$1,652
Operating lease liabilities—current	859
Other accrued liabilities	467
Total current liabilities	2,978
Long-term operating lease liabilities—less current portion	1,608
Other long-term liabilities	46
Total liabilities assumed	$4,632

The accompanying notes are an integral part of these abbreviated financial statements.

ACQUIRED AMEDISYS SUBSIDIARIES
NOTES TO ABBREVIATED FINANCIAL STATEMENTS
(dollars in thousands, unless otherwise indicated)

1. DESCRIPTION OF BUSINESS

Amedisys, Inc. (“Amedisys”, or the “Company”) is a leading healthcare services company committed to helping our patients age in place by providing clinically excellent care and support in the home. Amedisys’ operations involve servicing patients through home health, hospice, and high acuity care.

On June 26, 2023, Amedisys, UnitedHealth Group Incorporated, a Delaware corporation (“UnitedHealth”), and Aurora Holdings Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of UnitedHealth (“Merger Sub”), entered into an Agreement and Plan of Merger, pursuant to which Merger Sub will merge with and into Amedisys with Amedisys continuing as the surviving corporation and becoming a wholly owned subsidiary of UnitedHealth. The consummation of the Merger occurred on August 14, 2025.

On April 30, 2025, the Pennant Group, Inc. (“Pennant”) entered into a purchase agreement (the “Purchase Agreement”), as subsequently amended by the First Amendment to Purchase Agreement dated October 1, 2025 (the “Amendment” and the Purchase Agreement as so amended by the Amendment, the “Amended Agreement”), by and among its wholly-owned subsidiaries, Cornerstone Healthcare, Inc. (“Equity Buyer”) and Tensaw River Healthcare LLC (“Asset Buyer”), and UnitedHealth, Amedisys, and certain other sellers (collectively, the “Sellers”). Pursuant to the Amended Agreement, Equity Buyer agreed to acquire from the Sellers certain equity interests in, and Asset Buyer agreed to acquire from the Sellers certain assets of, certain subsidiaries of UnitedHealth and Amedisys related to providing home health, hospice, or palliative care services through certain providers (the “Transaction”). The Transaction closed on October 1, 2025 (the “Closing Date”).

The equity interests and assets acquired from subsidiaries of Amedisys are referred to as the “subsidiaries”.

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The accompanying abbreviated financial statements, which consist of the statement of revenue and direct expenses for the year ended December 31, 2024, the statement of assets acquired and liabilities assumed as of December 31, 2024, and the related notes thereto, will henceforth be collectively referred to as the “Abbreviated Financial Statements”. The Abbreviated Financial Statements were prepared for the purpose of complying with the requirements of Rule 3-05 of the U.S. Securities Exchange Commission Regulation S-X and present the assets acquired and liabilities assumed and the related revenue and direct expenses of the subsidiaries of Amedisys. The Abbreviated Financial Statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The subsidiaries did not represent a substantial portion of Amedisys’ assets and liabilities. It is impracticable to prepare complete financial statements related to the subsidiaries as Amedisys has not maintained the distinct and separate books and records necessary to prepare full stand-alone or carve-out financial statements. As a result, the statement of revenue and direct expenses was derived from the operating activities directly attributable to the subsidiaries from Amedisys’ books and records and contains certain estimates and allocation methodologies. Although management is unable to determine all of the actual costs, expenses and resulting operating results associated with the subsidiaries, it considers the allocation of such items to be reasonable for the periods presented. However, the revenue and direct expenses of the subsidiaries may differ from the results that would have been achieved had the subsidiaries operated as a separate entity and may not necessarily reflect the assets and liabilities or revenue and expenses of the subsidiaries on a stand-alone basis in the future.

In addition, and as described further below, the statement of revenue and direct expenses excludes corporate overhead costs borne by Amedisys to support the subsidiaries. As such, the statement is not indicative of the future results of the subsidiaries as it omits various operating expenses that Pennant will incur to operate the subsidiaries in the future.

Amedisys performed certain functions for the subsidiaries including, but not limited to, corporate management, certain legal services, administration of insurance, regulatory and compliance, treasury, information systems, finance, corporate income tax administration, employee compensation and benefit management, facilities and other corporate expenses. The costs of these functions historically have not been allocated to its services, and are not directly attributable or specifically identifiable to the subsidiaries, and therefore, are not included in the Abbreviated Financial Statements. Income taxes and interest expense have not been included in the accompanying statements as these expenses are not specifically attributable to the subsidiaries. As the subsidiaries have historically been managed as part of the operations of the Company and have not been operated as stand-alone entities, information about the subsidiaries’ operating, investing, and financing cash flows is not available. As such, a statement of cash flows is not presented in the Abbreviated Financial Statements.

Estimates and Assumptions - The preparation of the Abbreviated Financial Statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Abbreviated Financial Statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates in the Abbreviated Financial Statements relate to revenue recognition and intangible assets. Actual results could differ from those estimates.

Revenue Recognition - Revenues are recognized when services are provided to the patients at the amount that reflects the consideration to which the Company expects to be entitled from patients and third-party payors, including Medicaid, Medicare and insurers (private and Medicare replacement plans), in exchange for providing patient care. Revenue recognized from healthcare services are adjusted for estimates of variable consideration to arrive at the transaction price. The Company determines the transaction price based on contractually agreed-upon amounts or rates, adjusted for estimates of variable consideration. The Company uses the expected value method in determining the variable component that should be used to arrive at the transaction price, using contractual agreements and historical reimbursement experience within each payor type. The amount of variable consideration which is included in the transaction price may be constrained and is included in the net revenue only to the extent that it is probable that a significant reversal in the amount of the cumulative revenue recognized will not occur in a future period. If actual amounts of consideration ultimately received differ from the Company’s estimates, the Company adjusts these estimates, which would affect net service revenue in the period such variances become known.

As the Company’s contracts have an original duration of one year or less, the Company uses the practical expedient applicable to its contracts and does not consider the time value of money. Further, because of the short duration of these contracts, the Company has not disclosed the transaction price for the remaining performance obligations as of the end of each reporting period or when the Company expects to recognize this revenue. In addition, the Company has applied the practical expedient provided by Accounting Standard Codification (“ASC”) Topic 340, Other Assets and Deferred Costs, and all incremental customer contract acquisition costs are expensed as they are incurred because the amortization period would have been one year or less. See Note 3, Revenue and Accounts Receivable.

Accounts Receivable - Accounts receivable consist primarily of amounts due from Medicare and Medicaid programs, other government programs, healthcare systems, managed care health plans and private payor sources, net of estimates for variable consideration.

Property and Equipment, net - Property and equipment are initially recorded at their historical cost. Depreciation is computed using the straight-line method over the estimated useful lives of the depreciable assets (ranging from two to seven years). Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the remaining lease term. Repairs and maintenance are expensed as incurred.

Intangible Assets - The Company’s indefinite-lived intangible assets consist of certificates of need and Medicare licenses. The Company tests indefinite-lived intangible assets for impairment on an annual basis or more frequently if events or changes in circumstances indicate that the carrying amount of the intangible asset may not be recoverable.

3. REVENUE AND ACCOUNTS RECEIVABLE

Revenue is recognized when services are provided to the patients at the amount that reflects the consideration to which the Company expects to be entitled from patients and third-party payors, including Medicaid, Medicare and managed care programs (Commercial, Medicare Advantage and Managed Medicaid plans). The healthcare services in home health and hospice patient contracts include routine services in exchange for a contractual agreed-upon amount or rate. Routine services are treated as a single performance obligation satisfied over time as services are rendered. As such, patient care services represent a bundle of services that are not capable of being distinct within the context of the contract. Additionally, there may be ancillary services which are not included in the rates for routine services, but instead are treated as separate performance obligations satisfied at a point in time, if and when those services are rendered.

Revenue recognized from healthcare services are adjusted for estimates of variable consideration to arrive at the transaction price. The Company determines the transaction price based on contractually agreed-upon amounts or rate, adjusted for estimates of variable consideration. The Company uses the expected value method in determining the variable component that should be used to arrive at the transaction price, using contractual agreements and historical reimbursement experience within each payor type. The amount of variable consideration which is included in the transaction price may be constrained and is included in the net revenue only to the extent that it is probable that a significant reversal in the amount of the cumulative revenue recognized will not occur in a future period. If actual amounts of consideration ultimately received differ from the Company’s estimates, the Company adjusts these estimates, which would affect net service revenue in the period such variances become known.

The Company records revenue from Medicare, Medicaid and managed care programs as services are performed at their expected net realizable amounts under these programs. The Company’s revenue from governmental and managed care programs is subject to audit and retroactive adjustment by governmental and third-party agencies. Consistent with healthcare industry accounting practices, any changes to these governmental revenue estimates are recorded in the period the change or adjustment becomes known based on final settlement.

Revenue by payor for the year ended December 31, 2024 is summarized in the following table:

	Year Ended December 31, 2024
	Home Health and Hospice Services
	Home Health Services(a)	Hospice Services	Total Revenue	Revenue %
Medicare	$37,779	$10,940	$48,719	61.1%
Medicaid	1,236	250	1,486	1.9
Subtotal	39,015	11,190	50,205	63.0
Managed care	24,034	168	24,202	30.3
Private and other	5,336	—	5,336	6.7
Total revenue	$68,385	$11,358	$79,743	100.0%

(a)	Revenue derived from palliative care services is presented as part of Home Health Services.

Accounts receivable as of December 31, 2024 is summarized in the following table:

December 31, 2024
Medicare	$5,276
Medicaid	729
Managed care	3,115
Private and other	957
Accounts receivable	$10,077

4. PROPERTY AND EQUIPMENT—NET

Property and equipment, net consist of the following:

December 31, 2024
Equipment	$641
Furniture and fixtures	501
Leasehold improvements	95
Total property and equipment	1,237
Less: accumulated depreciation	(948)
Property and equipment, net	$289

Depreciation expense was $339 for the year ended December 31, 2024.

5. INDEFINITE-LIVED INTANGIBLE ASSETS

Indefinite-lived intangible assets consist of certificates of need and Medicare licenses.

6. OTHER ACCRUED LIABILITIES

Other accrued liabilities consist of the following:

December 31, 2024
Accrued self-insurance liabilities	$229
Accrued legal fees, legal settlements, and other audits	180
Other	58
Other accrued liabilities	$467

7. LEASES

The Company has operating leases, primarily for offices, that expire at various dates over the next six years. The office leases generally contain renewal options for periods ranging from one to five years. Because the Company is not reasonably certain to exercise these renewal options, the options are not considered in determining the lease term, and payments associated with the option years are excluded from lease payments. The office leases also generally include termination options, which allow for early termination of the lease after the first one to three years. Because the Company is not reasonably certain to exercise these termination options, the options are not considered in determining the lease term; payments for the full lease term are included in lease payments. The office leases do not contain any material residual value guarantees.

Supplemental information related to leases is as follows:

December 31, 2024
Operating Leases:
Weighted-average remaining lease term (years)	3.20
Weighted-average discount rate	5.0%

The following table shows the lease maturity analysis for all leases as of December 31, 2024, for the years ended December 31:

Year	Amounts
2025	$963
2026	798
2027	517
2028	241
2029	135
Thereafter	33
Total lease payments	2,687
Less: present value adjustments	(220)
Present value of total lease liabilities	2,467
Less: current lease liabilities	(859)
Long-term lease liabilities	$1,608

8. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 16, 2025, the date on which these Abbreviated Financial Statements were available to be issued, and is not aware of any items that that would require adjustment to or disclosure in these Abbreviated Financial Statements and related notes.